Exhibit 1.2

ICOSAVAX, INC.

$150,000,000

COMMON STOCK

EQUITY DISTRIBUTION AGREEMENT

August 15, 2022

Oppenheimer & Co. Inc.

85 Broad Street, 26th Floor

New York, New York 10004

Ladies and Gentlemen:

Icosavax, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Oppenheimer & Co. Inc., as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Oppenheimer & Co. Inc., acting as agent and/or principal (the “Sales Agent”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000, subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock to or through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed, or to be filed, by the Company, and after such Registration Statement has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Common Stock.

On the date of this Agreement, the Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared an equity distribution prospectus specifically relating to the offer and sale of Placement Shares (as defined below) pursuant to this Agreement included as part of such registration statement (the “ATM Prospectus”). The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the ATM Prospectus, as supplemented by any prospectus supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule

415(a)(6) under the Securities Act by the Company with respect to the Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, and the ATM Prospectus, including all documents incorporated therein by reference, each of which is included in the Registration Statement, as it or they may be supplemented by any prospectus supplement, in the form in which such prospectus and/or the ATM Prospectus was included in the Registration Statement as of its effective date and/or any prospectus supplement was most recently filed by the Company with the Commission, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed after the date hereof with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Common Stock through the Sales Agent, as agent, hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Sales Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Sales Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Sales Agent receives the Placement Notice, (ii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Shares through the Sales Agent, as agent, shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agent and the Sales Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3. Sale of Placement Shares by the Sales Agent.

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice.

The Sales Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.

Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on or through the Exchange, on or through any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company in a Placement Notice, the Sales Agent may also sell Placement Shares in privately negotiated transactions. Subject to Section 3(c) below, the Sales Agent shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Shares, and (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is then listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved shares of Common Stock, (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including

General Instruction I.B.6. of Form S-3, if and for so long as applicable), (iv) the number or dollar amount of shares of Common Stock authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof, or (v) the number or dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus or other prospectus or prospectus supplement thereto specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof, and notified to the Sales Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Sales Agent shall have no obligation in connection with such compliance.

(c) The Company acknowledges and agrees that the Sales Agent has informed the Company that the Sales Agent may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in a Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and the Sales Agent in the Placement Notice or (ii) to the extent the Sales Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity); and, provided, further, that the Sales Agent acknowledges and agrees that, except as expressly set forth in a Placement Notice, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Sales Agent to enter into any such transactions.

(d) During the term of this Agreement and notwithstanding anything to the contrary herein, the Sales Agent agrees that in no event will the Sales Agent or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

(e) The Sales Agent represents and warrants that it is duly registered as a broker-dealer with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is registered or licensed in each state in which the Placement Shares will be offered and sold, except such states in which the Sales Agent is exempt from registration or such registration is not otherwise required in connection with the offer and sale of the Placement Shares. The Sales Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer with FINRA, and registered or licensed in each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required in connection with the offer and sale of the Placement Shares.

4. Suspension of Sales.

(a) The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4(a) is in effect, any obligation under Sections 7(m), 7(n), 7(o), and 7(p) with respect to the delivery of certificates, opinions, or comfort letters to the Sales Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Sales Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act or the Company is in possession of material non-public information, the Company and the Sales Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Shares were sold, after deduction for (i) the Sales Agent’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold on such date by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System

(“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares of Common Stock in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Sales Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold the Sales Agent, its directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each person, if any, who (A) controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Sales Agent (each, a “Sales Agent Affiliate”), harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company, on behalf of itself and its subsidiaries, if any (the “subsidiaries”), represents and warrants to, and agrees with, the Sales Agent that as of each Applicable Time (as defined in Section 22(a)), and unless such representation or warranty specifies a different time:

(a) Compliance with Registration Requirements. As of each Applicable Time other than the date of this Agreement, the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named Oppenheimer & Co. Inc. as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. As of (i) the time of filing of the Registration Statement and (ii) as of each Applicable Time, the Company was not an “ineligible issuer” in connection with the offering of the Placement Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company agrees to notify the Sales Agent promptly upon the Company becoming an “ineligible issuer.”

(b) No Misstatement or Omission. The Prospectus when filed will comply or complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it becomes effective, and as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each

Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Sale Agent expressly for use therein. The parties hereto agree that the information provided in writing by or on behalf of the Sales Agent expressly for use in the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, consists solely of the material referred to in Schedule 4 hereto, as updated from time to time.

(c) S-3 Eligibility. At the time the Registration Statement and any Rule 462(b) Registration Statement was or will be filed with the Commission, at the time the Registration Statement and any Rule 462(b) Registration Statement was or will be declared effective by the Commission, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6. of Form S-3, if and for so long as applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has never been a shell company.

(d) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Sales Agent’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(e) The Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(f) Authorization of the Placement Shares. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Placement Shares as contemplated hereby is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Placement Shares.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or as otherwise disclosed in the Registration Statement and/or the Prospectus (the “Disclosure Documents”).

(h) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Documents, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and has not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) Independent Accountants. Ernst & Young LLP or other accountants, who have certified certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(j) Preparation of the Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The financial data included or incorporated by reference in the Registration Statement and the Prospectus fairly present, in all material respects, the information set forth therein and has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(k) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus . The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Washington and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to be so qualified or in good standing would not reasonably be expected individually or in the aggregate to result in a Material Adverse Change.

(m) Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity other than the subsidiaries, if any, listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K or otherwise disclosed to the Sales Agent.

(n) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company that have not been duly waived or satisfied. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement and the Prospectus or other than have been waived. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Placement Shares (including the use of proceeds from the sale of Placement Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company , except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or applicable rules, regulations and interpretations of FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(p) No Material Actions or Proceedings; Labor Disputes. Except as otherwise disclosed in the Disclosure Documents, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would be reasonably expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(q) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement or the Prospectus (“Permits”), except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company is not in violation of, or in default under, any such Permits and has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, including any licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies.

(r) Tax Law Compliance. Except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change: (a) the Company has filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and (b) the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Sales Agent of the Placement Shares, acting as agent and/or principal for the Company.

(s) Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Placement Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company for product liability claims and clinical trial liability claims. Except as otherwise disclosed in the Disclosure Documents, the Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(u) No Price Stabilization or Manipulation. Neither the Company, nor any of its subsidiaries, nor any of its or their respective directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(w) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(x) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Point of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y) Free Writing Prospectuses. The Company represents and warrants to the Sales Agent that neither it nor any of its agents or representatives (other than the Sales Agent in its capacity as such) has made any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and that it agrees with the Sales Agent that it will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(z) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Documents or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(aa) Intellectual Property. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, the Company owns, or has obtained valid and enforceable licenses for, the patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement and the Prospectus as being owned or licensed by them (collectively, “Intellectual Property”). To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, the conduct of its businesses in the manner described in the Registration Statement and the Prospectus does not and will not infringe or misappropriate rights of a third party, except any such infringement or misappropriation as would not, individually or in the aggregate, result in a Material Adverse Change. To the Company’s knowledge, the Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents: (i) there are no third parties who have rights to any Intellectual Property, except for rights of third-party licensors with respect to Intellectual Property that are disclosed in the Registration Statement and the Prospectus as licensed to the Company; and (ii) there is no infringement by third parties of any Intellectual Property except any such infringement as would not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Documents, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary intellectual property rights of others, except in each case (A), (B), and (C), any such action, suit, proceeding or claim would not, individually or in the aggregate, result in a Material Adverse Change. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, the Company has complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except to the extent anything inconsistent with the foregoing would not, individually or in the aggregate, result in a Material Adverse Change. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, there are no material defects in any of the patents or patent applications included in the Intellectual Property. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, the Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to the Company Intellectual Property and such employee’s employment with the Company, except anything inconsistent with the foregoing that would not, individually or in the aggregate, result in a Material Adverse Change. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, the Company’s patent counsel has complied or is in the process of complying with its duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company owned Intellectual Property. To the Company’s knowledge, except as otherwise disclosed in the Disclosure Documents, none of the Company owned Intellectual Property employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons, except anything inconsistent with the foregoing that would not, individually or in the aggregate, result in a Material Adverse Change.

(bb) Brokers. Other than the Sales Agent, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(cc) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(dd) No Outstanding Loans or Other Indebtedness. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(ee) No Reliance. The Company has not relied upon the Sales Agent or legal counsel for the Sales Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ff) Broker-Dealer Status. Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 10% or greater security holders, except as otherwise disclosed in the Disclosure Documents. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Sales Agent or its counsel by the Company, and to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to Rule 5110 of FINRA in connection with the transactions contemplated by this Agreement is true, complete and correct, and copies of any Company filings required to be filed with FINRA have been filed with the Commission or delivered to the Sales Agent for filing with FINRA.

(gg) Compliance with Laws. Except as otherwise disclosed in the Disclosure Documents, the Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(hh) Clinical Data and Regulatory Compliance. Except as otherwise disclosed in the Disclosure Documents, the preclinical tests and clinical trials, and other studies conducted or sponsored by the Company (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, including the protocols, procedures and controls designed and approved for such studies; each description of the results of such studies is accurate in all material respects, and the Company has no knowledge of any other studies, the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company has made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug regulatory agency, or health care facility Institutional Review Board having jurisdiction over such studies (collectively, the “Regulatory Agencies”) except where the failure to make such filings or obtain such approvals would not be expected, individually or in the aggregate, to result in a Material Adverse Change; and the Company has not received any written notice of, or written correspondence from, any Regulatory Agency requiring the termination or suspension of any studies that are described or referred to in the Registration Statement or the Prospectus.

(ii) Compliance with Health Care Laws. The Company is, and at all times since June 1, 2018, has been, in compliance with all Health Care Laws, except as otherwise disclosed in the Disclosure Documents or where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) all other similar local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company; and (v) the regulations promulgated pursuant to such statutes. Except as otherwise disclosed in the Disclosure Documents or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, since June 1, 2018, the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Except as otherwise disclosed in the Disclosure Documents or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, since June 1, 2018, the Company has filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission). The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, except as otherwise disclosed in the Disclosure Documents, since June 1, 2018, neither the Company nor any of its employees, officers, directors, or, to the Company’s knowledge, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(jj) Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Disclosure Documents, (A) since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and (B) the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ll) Company’s Accounting System. The Company makes and keeps, in all material respects, accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) ERISA. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(nn) Contracts and Agreements. There are no contracts, agreements, instruments or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described in all material respects and filed as required by Item 601(b) of Regulation S-K under the Securities Act. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been furnished to the Sales Agent or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto. All contracts and agreements between the Company (or any of its subsidiaries) and third parties expressly referenced in the Registration Statement or the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, enforceable against the Company or such subsidiary in accordance with their respective terms, except as rights to indemnity thereunder (as applicable) may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(oo) No Contract Terminations. Except as otherwise disclosed in the Disclosure Documents, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(pp) Title to Properties. Except as otherwise disclosed in the Disclosure Documents, the Company has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(j) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(qq) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Disclosure Documents, no payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any of its officers or directors, or, to the knowledge of the Company, by any of its employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Except as otherwise disclosed in the Disclosure Documents, neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; or (iii) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

(rr) Foreign Corrupt Practices Act. Neither the Company nor any director, officer, or employee of the Company, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Sanctions. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company located, organized or resident in a country or territory that is the subject or the target of

Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(uu) Emerging Growth Company Status. The Company is, unless it has provided notice to the Sales Agent pursuant to Section 7(w) hereof, and since the time of the initial filing of the Registration Statement has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vv) Exchange Listing. The Common Stock is currently listed on the Exchange under the trading symbol “ICVX”. Except as disclosed in the Prospectus, the Company has not, in the twelve (12) months preceding the date the first Placement Notice is given hereunder, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Prospectus, the Company has no reason to believe that it is not in compliance with all such listing and maintenance requirements.

(ww) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx) Continuous Offering Agreements. Except for this Agreement, the Company is not party to any other equity distribution or sales agency agreement or other similar arrangement with any other agent or any other representative in respect of any “at the market offering” or other continuous equity offering transaction.

(yy) No Material Defaults. Neither the Company nor any of its subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(zz) Cybersecurity. Except as otherwise disclosed in the Disclosure Documents or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as otherwise disclosed in the Disclosure Documents, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(aaa) Compliance with Privacy Data. Except as otherwise disclosed in the Disclosure Documents, the Company is, and since June 1, 2018 has been, in material compliance with applicable state, federal and foreign data privacy and security laws and regulations, including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996, as amended (collectively, “HIPAA”), and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To the extent required by the Privacy Laws, the Company has in place, complies in all material respects with, and takes commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, and handling of Personal Data (the “Policies”). Since June 1, 2018, except as otherwise disclosed in the Disclosure Documents or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company has made all disclosures to users or customers required by the Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws. Except as otherwise disclosed in the Disclosure Documents, the Company has not: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Privacy Law.

(bbb) Other Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate duly signed by an officer of the Company and delivered to the Sales Agent or to counsel for the Sales Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Sales Agent as to the matters set forth therein.

The Company acknowledges that the Sales Agent and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in each case, insofar as it relates to the transactions contemplated hereby); (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, is necessary in connection with the distribution of the Placement Shares by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Placement Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agent shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of (i) the Registration Statement and the Prospectus (including all documents incorporated by reference therein) filed with the Commission on the date hereof and (ii) all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agent may from time to time reasonably request and, at the Sales Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Placement Shares; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (including, with respect to any required review by FINRA, the reasonable fees and expenses of the Sales Agent’s counsel, subject to the limits set forth in (ix) below); and (ix) the reimbursement of the Sales Agent for the reasonable out-of-pocket fees and disbursements of the Sales Agent’s counsel in an amount not to exceed (a) $60,000 in connection with the execution and delivery of this Agreement, and (b) thereafter, $15,000 on a quarterly basis, without the prior written consent of the Company.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options or other rights to purchase or otherwise acquire Common Stock, or Common Stock issuable upon the exercise of options or other equity awards, in each case granted pursuant to any stock option, stock bonus, employee stock purchase or other stock or compensatory plan or arrangement, whether now in effect or hereafter implemented, (ii) issuance of securities in connection with an acquisition, merger or sale or purchase of assets, or a transaction with a third party that includes a bona fide commercial relationship (including, but not limited to, joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements), (iii) issuance or sale of Common Stock upon conversion of securities or the exercise of warrants, options or other rights then in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Sales Agent, and (iv) issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Sales Agent in advance. If the Company notifies the Sales Agent under this Section 7(i) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Sales Agent may suspend any offers and sales of Securities under this Agreement for a period of time deemed appropriate by the Sales Agent. Notwithstanding the foregoing, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to the Sales Agent, to file a registration statement under the Securities Act.

(j) Change of Circumstances. The Company will, at any time during the pendency of (or prior to delivery of) a Placement Notice, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Sales Agent under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement to the Prospectus with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement to the Prospectus with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Sales Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company subsequently thereafter:

(i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files a quarterly report on Form 10-Q under the Exchange Act;

(iv) files a current report on Form 8-K containing amended financial information (other than an earnings release that is “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; or

(v) sells Placement Shares to the Sales Agent as principal at the Point of Sale pursuant to the applicable Placement Notice (each date of filing of one or more of the documents and each other date referred to in clauses (i) through (v) shall be a “Representation Date”), the Company shall furnish the Sales Agent within two (2) Trading Days after each Representation Date (but in the case of clause (iv) above only if the Sales Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring during a Suspension Period or at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Sales Agent sells any Placement Shares pursuant thereto, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice.

(n) Legal Opinion. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Sales Agent (i) the written opinions and negative assurances of Latham & Watkins LLP, counsel to the Company, or other counsel reasonably satisfactory to the Sales Agent (“Company Counsel”) and (ii) the written opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Cooley LLP, intellectual property counsel to the Company, or other counsel reasonably satisfactory to the Sales Agent (“Company IP Counsel”), in each case in form and substance reasonably satisfactory to the Sales Agent. Thereafter, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Sales Agent the written opinions and negative assurance of Company Counsel and Company IP Counsel substantially in the form previously agreed between the Company and the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel or Company IP Counsel has previously furnished to the Sales Agent such written opinions and negative assurance substantially in the form previously agreed between the Company and the Sales Agent, such counsel may, in respect of any future Representation Date, furnish the Sales Agent with a letter (a “Reliance Letter”) in lieu of such opinions and negative assurance to the effect that the Sales Agent may rely on the prior opinions and negative assurance of such counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(o) Comfort Letter. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Sales Agent letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Sales Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 10-K or a quarterly report on Form 10-Q.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agent.

(q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business in which it is engaged.

(r) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries is or, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act.

(s) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(t) No Offer to Sell. Other than the Prospectus or a free writing prospectus (as defined in Rule 405 of the Securities Act) approved in advance by the Company and the Sales Agent in its capacity hereunder, neither the Sales Agent nor the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(u) Emerging Growth Company. The Company will promptly notify the Sales Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Sales Agent’s distribution of the Placement Shares pursuant to this Agreement.

(v) New Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Stock that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective by the Commission within 180 days after the Renewal Date. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement. If any such new shelf registration statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify the Sales Agent of such effective date.

(w) General Instruction I.B.6. of Form S-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6.) at the time it files with the Commission an annual report on Form 10-K or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 10-K or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of shares of Common Stock available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

8. Conditions to the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agent of a due diligence review satisfactory to the Sales Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Sales Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act). All other filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Company Counsel Legal Opinion. The Sales Agent shall have received the opinions and negative assurances of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions and negative assurances is required pursuant to Section 7(n).

(g) Company IP Counsel Legal Opinion. The Sales Agent shall have received the opinions and negative assurances of Company IP Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions is required pursuant to Section 7(n).

(h) Sales Agent Counsel Legal Opinion. The Sales Agent shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Sales Agent, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), such opinions and negative assurances with respect to such matters as the Sales Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i) Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(j) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(k) Secretary’s Certificate. On or prior to the date the first Placement Notice is given hereunder, the Sales Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(l) No Suspension. The Common Stock shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Exchange. Trading in the Common Stock shall not have been suspended on the Exchange, and the Common Stock shall not have been delisted from the Exchange.

(m) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agent such appropriate further opinions, certificates, letters and documents as the Sales Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agent shall have reasonably requested.

(n) Approval for Listing. The Company shall have filed a Notification: Listing of Additional Shares with Nasdaq to satisfy the Company’s notification obligation under Nasdaq Listing Rule 5250(e)(2).

(o) No Termination Event. There shall not have occurred any event that would permit the Sales Agent to terminate this Agreement pursuant to Section 11(a).

(p) FINRA. The Sales Agent shall have received a letter from the Corporate Financing Department of FINRA issued in connection with the Registration Statement, and FINRA shall not have raised any objection with respect to the fairness or reasonableness of the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Sales Agent as described in the Prospectus.

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) The Sales Agent Indemnification. The Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (y) any omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(b), which the Company acknowledges consists solely of the material referred to in Schedule 4 hereto, as updated from time to time.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action, suit, investigation, proceeding or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Sales Agent, the Company and the Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other. The relative benefits received by the Company on the one hand and the Sales Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agent and each broker dealer affiliate of the Sales Agent will have the same rights to contribution as the Sales Agent), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action, suit, investigation, proceeding or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agent, any controlling person of the Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agent elects to terminate this Agreement as provided in this Section 11(a), the Sales Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving five (5) days’ prior notice as hereinafter specifiedin Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Sales Agent shall have the right, by giving five (5) days’ prior notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Sales Agent, shall be delivered to:

Oppenheimer & Co. Inc.

85 Broad Street, 26th Floor

New York, NY 10004

Attention: Peter Vogelsang, Office of General Counsel

Email: […***…]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Craig Hilts

Email: […***…]

and if to the Company, shall be delivered to:

Icosavax, Inc.

1930 Boren Avenue, Suite 1000

Seattle, WA 98101

Attention: General Counsel

Email: […***…]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Cheston Larson

Email: […***…]

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agent may assign its rights and obligations hereunder to an affiliate of the Sales Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agent; provided, that each party hereto may amend the list of individuals appearing under such party’s name on Schedule 2 by giving notice to the other party hereto. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and the Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Use of Information. The Sales Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company.

22. Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

ICOSAVAX, INC.

By:	/s/ Thomas Russo, CFA
Name: Thomas Russo, CFA
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

OPPENHEIMER & CO. INC.

By:	/s/ Michael A. Margolis, R.Ph.
Name: Michael A. Margolis, R.Ph.
Title: Senior Managing Director, Co-Head of Healthcare IB

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From: Icosavax, Inc.

To: Oppenheimer & Co., Inc.

Attention:

Subject: At-The-Market Offering-Placement Notice

To Whom it May Concern:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Icosavax, Inc., a Delaware corporation (the “Company”), and Oppenheimer & Co., Inc. (the “Sales Agent”) dated [___________], 2022 (the “Agreement”), I hereby request on behalf of the Company that the Sales Agent sell up to [___] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[_______] per share, during the period beginning [MONTH/DAY/TIME] and ending [MONTH/DAY/TIME].

SCHEDULE 2

Notice Parties

Icosavax, Inc.

Icosavax, Inc.

1930 Boren Avenue, Suite 1000

Seattle, WA 98101

Attention: Chief Financial Officer

Email: […***…]

With a copy to: […***…] and […***…]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Cheston Larson

Email: […***…]

Oppenheimer & Co. Inc.

Email: […***…]

With a copy to: […***…]

SCHEDULE 3

Compensation

The Sales Agent shall be paid compensation up to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement and shall be reimbursed for certain expenses in accordance with Section 7(g) of this Agreement.

The foregoing rate of compensation shall not apply when the Sales Agent acts as principal, in which case the Company may sell the Placement Shares to the Sales Agent as principal at a price agreed upon at the relevant Point of Sale pursuant to the applicable Placement Notice.

SCHEDULE 4

Information Provided By Sales Agent

The parties acknowledge and agree that, for purposes of Sections 6(b) and 9 of this Agreement, there is no information provided by the Sales Agent.

The information in this Schedule shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.